Exhibit 99.1

Applied Optoelectronics Reports Fourth Consecutive Quarter of Record Revenue

First Quarter 2014 Highlights

•	Revenue grew 74 percent year-over-year and 5 percent sequentially to reach $24.9 million
•	Record data center revenue of $11.6 million grew 220 percent year-over-year and 96 percent sequentially
•	Record Fiber-To-The-Home revenue of $2.2 million, up 104 percent year-over-year and up 38 percent sequentially

Sugar Land, TX, May 8, 2014 – Applied Optoelectronics, Inc. (NASDAQ: AAOI), a leading provider of fiber-optic access network products for the cable broadband, internet data center, and fiber-to-the-home markets, today announced financial results for its first quarter ended March 31, 2014.

“We delivered a very strong first quarter and achieved our fourth consecutive quarter of record revenue, driven by increasing demand for our data center and fiber-to-the-home products,” said Dr. Thompson Lin, Applied Optoelectronics, Inc. (AOI) Founder and CEO. “Throughout the quarter, we continued to make steady progress toward executing our growth plan and achieving our operational goals in order to capitalize on our growing market opportunities. We are working to quickly increase our production capacity in order to help keep pace with the robust customer demand for our data center and fiber-to-the-home products.”

First Quarter 2014 Financial Summary

•	Total revenue grew $10.5 million or 74 percent year-over-year to $24.9 million, compared with $14.3 million in the first quarter of 2013

•	Gross margin was 34.8 percent, compared with 28.1 percent in the fourth quarter of 2013. Non-GAAP gross margin was 34.9 percent, compared with 28.2 percent in the fourth quarter of 2013.

•	GAAP net income was $0.1 million, compared with net loss of $0.5 million in the fourth quarter of 2013 and net loss of $1.0 million in the first quarter of 2013

•	Non-GAAP net income was $0.8 million, compared with non-GAAP net income of $0.3 million in the fourth quarter of 2013 and non-GAAP net loss of $0.7 million in the first quarter of 2013

•	On March 31, 2014, cash, cash equivalents and short-term investments totaled $61.2 million. In the first quarter, the company received $45.7 million in net proceeds excluding underwriting fees and offering expenses from its follow-on public offering consummated on March 25, 2014

A reconciliation between all GAAP and non-GAAP information referenced above is contained in the tables below. Please also refer to “Non-GAAP Financial Measures” below for a description of these Non-GAAP financial measures.

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Second Quarter 2014 Business Outlook (+)

AOI’s outlook for the second quarter of 2014 primarily reflects continued growth in the internet data center market, and increased revenue from the FTTH market and CATV market. The company currently expects:

•	Revenue in the range of $28.5 million to $30.0 million
•	On a non-GAAP basis gross margin in the range of 30.5 percent to 31.5 percent
•	On a non-GAAP basis net income in the range of $1.0 million to $2.0 million, and fully diluted earnings per share in the range of $0.06 to $0.13, using approximately 15.8 million shares

(+) Please refer to the note below on forward-looking statements and the risks involved with such statements as well as the note on Non-GAAP financial measures.

Conference Call Information

Applied Optoelectronics will host a conference call for analysts and investors to discuss its first quarter 2014 results and outlook for its second quarter of 2014 today, May 8, 2014 at 4:30 p.m. Eastern time / 1:30 p.m. Pacific time. Open to the public, investors may access the call by dialing (480) 629-9760. A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at investors.ao-inc.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available two hours after the call and will run for five business days and may be accessed by dialing (303) 590-3030 and entering passcode 4676831.

Forward-Looking Information

This press release contains forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause the company’s actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include but are not limited to: reduction in the size or quantity of customer orders; change in demand for the company’s products due to industry conditions; changes in manufacturing operations; volatility in manufacturing costs; delays in shipments of products; disruptions in the supply chain; change in the rate of design wins or the rate of customer acceptance of new products; the company’s reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure; a decline in demand for our customers products or their rate of deployment of their products; general conditions in the CATV, internet data center or FTTH markets; changes in the world economy (particularly in the United States, and China); the negative effects of seasonality; and other risks and uncertainties described more fully in the company’s documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact the company’s business are set forth in the “Risk Factors” section of the company’s Prospectus and quarterly report on file with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘expects,’’ ‘‘plans,’’ ‘‘anticipates,’’ ‘‘believes,’’ or ‘‘estimates” or by other similar expressions that convey uncertainty of future events or outcomes. You should not rely on forward-looking statements as predictions of future events. All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in the company’s expectations.

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Non-GAAP Financial Measures

We provide Non-GAAP gross margin, Non-GAAP operating income (loss), Non-GAAP net income (loss), Non-GAAP earnings per share, and other non-GAAP measures like Adjusted EBITDA to eliminate the impact of items that we do not consider indicative of our overall operating performance. To arrive at our non-GAAP gross profit, we exclude stock-based compensation expense from our GAAP gross profit. To arrive at our non-GAAP income (loss) from operations, we exclude all amortization of intangible assets, stock-based compensation expense and non-recurring consulting fees, if any, from our GAAP net income (loss) from operations. To arrive at Adjusted EBITDA, we exclude these same items and, additionally, exclude asset impairment charges, loss (gain) from disposal of idle assets, unrealized exchange loss (gain), interest (income) expense, on a net basis, provision for (benefit from) income taxes and depreciation expense, from our GAAP net income (loss). We believe that our non-GAAP measures are useful to investors in evaluating our operating performance for the following reasons:

•	We believe that elimination of items such as stock-based compensation expense, amortization and tax is appropriate because treatment of these items may vary for reasons unrelated to our overall operating performance;
•	We believe that non-GAAP measures provide better comparability with our past financial performance, period-to-period results and with our peer companies, many of which also use similar non-GAAP financial measures; and
•	We anticipate that investors and securities analysts will utilize non-GAAP measures to evaluate our overall operating performance.

Adjusted EBITDA and other Non-GAAP measures should not be considered as an alternative to gross profit, income (loss) from operations, net income (loss) or any other measure of financial performance calculated and presented in accordance with GAAP. Our Adjusted EBITDA and other non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate Adjusted EBITDA or such other non-GAAP measures in the same manner.

About Applied Optoelectronics

Applied Optoelectronics Inc. (AOI) is a leading developer and manufacturer of advanced optical products, including components, modules, and equipment. AOI's products are the building blocks for broadband fiber access networks around the world, where they are used in the CATV broadband, internet datacenter, and fiber-to-the-home markets. AOI supplies optical networking lasers, components and equipment to tier-1 customers in all three of these markets. In addition to its corporate headquarters, wafer fab and advanced engineering and production facilities in Sugar Land, TX, AOI has engineering and manufacturing facilities in Taipei, Taiwan and Ningbo, China. For additional information, visit www.ao-inc.com.

Applied Optoelectronics Inc. and the related AOI logo are trademarks of Applied Optoelectronics Inc.

Investor Relations Contacts:

Applied Optoelectronics, Inc.	The Blueshirt Group, Investor Relations
James L. Dunn, Jr.	Maria Riley
Chief Financial Officer	+1-415-217-7722
ir@ao-inc.com	ir@ao-inc.com

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Applied Optoelectronics,Inc.

Preliminary Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	March 31, 2014	December 31, 2013

ASSETS
CURRENT ASSETS
Cash, Cash Equivalents and Short-Term Investments	$61,150	$30,751
Accounts Receivable, Net	23,837	22,089
Inventories	23,933	19,608
Other Receivables	825	742
Prepaid Expenses and Other Current Assets	4,658	4,746
Total Current Assets	114,403	77,936

Property, Plant And Equipment, Net	35,282	31,134
Land Use Rights	942	959
Intangible Assets, Net	3,848	851
Other Assets	179	177
TOTAL ASSETS	$154,654	$111,057

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable	$17,105	$15,010
Accrued Expenses	4,072	4,515
Bank Acceptance Payable	2,691	2,347
Bank Loan-Short Term	10,984	13,260
Current Portion of Long Term Debt	5,070	3,925
Total Current Liabilities	39,922	39,057

Notes Payable and Long-Term Debt	3,834	8,923
Other Long-Term Liability	1,750	–
TOTAL LIABILITIES	45,506	47,980

STOCKHOLDERS' EQUITY
TOTAL STOCKHOLDERS' EQUITY	109,148	63,077

Total Liabilities and stockholders' equity	$154,654	$111,057

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
CATV	$9,748	$8,259
Datacenter	11,575	3,620
FTTH	2,216	1,087
Other	1,320	1,351
Total Revenue	24,859	14,317

Total Cost of Goods Sold	16,206	9,732

Total Gross Profit	8,653	4,585

Operating Expenses:
Research & Development	3,546	2,004
Sales and Marketing	1,333	907
General and Administrative	3,554	2,374
Total Operating Expenses	8,433	5,285

Operating Income (Loss)	220	(700)

Other Income (Expense):
Interest Income	79	20
Interest Expense	(162)	(306)
Other Income	92	137
Other Expense	(119)	(145)
Total Other Income (Expenses):	(110)	(294)

Net Income (Loss) before Income Taxes	110	(994)

Income Tax	(25)	–

Net Income (Loss) after Income Taxes	$85	$(994)
Net Income (Loss) Per Share Attributable to Common Stockholders
Basic	$0.01	$(3.74)
Diluted	$0.01	$(3.74)

Weighted-Average Shares Used to Compute Net Income (Loss) Per Share Attributable to Common Stockholders
Basic	12,792	266
Diluted	13,788	266

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated NON GAAP Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
CATV	$9,748	$8,259
Datacenter	11,575	3,620
FTTH	2,216	1,087
Other	1,320	1,351
Total Revenue	24,859	14,317

Total Cost of Goods Sold	16,181	9,720

Total Gross Profit	8,678	4,597

Operating Expenses:
Research & Development	3,522	1,992
Sales and Marketing	1,310	897
General and Administrative	3,069	2,263
Total Operating Expenses	7,901	5,152

Operating Income (Loss)	777	(555)

Other Income (Expense):
Interest Income	79	20
Interest Expense	(162)	(304)
Other Income / Expense	159	153
Total Other Income (Expenses):	76	(131)

Net Income (Loss) before Income Taxes	853	(686)

Income Tax	(25)	–

Net Income (Loss) after Income Taxes	$828	$(686)
Net Income (Loss) Per Share Attributable to Common Stockholders
Basic	$0.06	$(2.58)
Diluted	$0.06	$(2.58)

Weighted-Average Shares Used to Compute Net Income (Loss) Per Share Attributable to Common Stockholders
Basic	12,792	266
Diluted	13,788	266

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Applied Optoelectronics,Inc.

Preliminary Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
GAAP total gross profit	$8,653	$4,585
Share-based compensation expense	25	12
Non-GAAP income (loss) from gross profit	8,678	4,597
Non-GAAP gross margin	34.9%	32.1%

GAAP research and development expense	3,546	2,004
Share-based compensation expense	24	12
Non-GAAP research and development expense	3,522	1,992

GAAP sales and marketing expense	1,333	907
Share-based compensation expense	23	10
Non-GAAP sales and marketing expense	1,310	897

GAAP general and administrative expense	3,554	2,374
Share-based compensation expense	416	76
Amortization expense	69	17
Non Recurring expense	–	18
Non-GAAP general and administrative expense	3,069	2,263

GAAP total operating expense	8,433	5,285
Share-based compensation expense	463	98
Amortization expense	69	17
Non Recurring expense	–	18
Non-GAAP total operating expense	7,901	5,152

GAAP operating income (loss)	220	(700)
Share-based compensation expense	488	110
Amortization expense	69	17
Non Recurring expense	–	18
Non-GAAP operating income (loss)	777	(555)

GAAP other income (loss)	(110)	(294)
Unrealized exchange loss (gain)	186	163
Non-GAAP other income (loss)	76	(131)

GAAP net income (loss)	85	(994)
Amortization of intangible assets	69	17
Share-based compensation expense	488	110
Non Recurring charges	–	18
Unrealized exchange loss (gain)	186	163
Non-GAAP net income (loss)	828	(686)

GAAP net income (loss)	85	(994)
Amortization of intangible assets	69	17
Share-based compensation expense	488	110
Depreciation expense	1,170	754
Non Recurring charges	–	18
Unrealized exchange loss (gain)	186	163
Interest (income) expense, net	83	286
Taxes related to the above	25	–
Adjusted EBITDA	$2,106	$354

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